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                                                                EXHIBIT (D)(33)

                          INTERIM SUBADVISORY AGREEMENT


         AGREEMENT made as of the 18th day of April, 2001, between IVY MANAGEMENT, INC., 700 South Federal Highway, Boca Raton, Florida 33432 U.S.A., a Massachusetts corporation (hereinafter called the "Manager"), and PETER CUNDILL & ASSOCIATES, INC., a corporation incorporated under the laws of Delaware at PO Box 50133, Santa Barbara, CA 93150 USA (hereinafter called the "Subadviser").

         WHEREAS, Ivy Fund (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Manager and the Subadviser have entered into a Subadvisory Agreement dated the 1st day of March, 2000, pursuant to which the Subadviser renders investment subadvisory services to the portfolio of the Trust listed on Schedule A hereto (the "Fund");

         WHEREAS, such Subadvisory Agreement, by its terms and in accordance with certain provisions of the 1940 Act, will terminate upon its assignment;

         WHEREAS, in connection with the proposed change in control (an "assignment" under the 1940 Act) of the Manager resulting from the contemplated acquisition (the "Acquisition") by Investors Group Inc. of Mackenzie Financial Corporation, of which the Manager is an indirect subsidiary, an automatic termination of the Subadvisory Agreement will occur;

         WHEREAS, Rule 15a-4 under the 1940 Act prevents funds from being harmed by losing investment advisory services due to an assignment of an advisory agreement before shareholders can approve a new agreement by providing a temporary exemption from the shareholder approval requirement and permitting the fund to be advised under a short-term agreement until shareholders can vote on a new agreement;

         WHEREAS, the Board of Trustees of the Trust, including a majority of the Independent Trustees, has voted in person at its March 15, 2001 meeting to approve this interim investment subadvisory agreement (the "Interim Agreement") so that the Subadviser may continue to provide subadvisory services to the Fund until such time as the shareholders of the Fund will have voted on the approval or disapproval of a new subadvisory agreement;

         WHEREAS, the Manager wishes to utilize the services of the Subadviser as investment subadviser under the Interim Agreement with respect to certain portfolio assets of the Fund; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

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         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Duties of the Subadviser. The Subadviser will serve the Manager as investment subadviser with respect to certain portfolio assets of the Fund, as set forth on the attached Schedule A.

         (a) As investment subadviser to the Fund, the Subadviser is hereby authorized and directed and hereby agrees, in accordance with the Subadviser's best judgment and subject to the stated investment objectives, policies and restrictions of the Fund as set forth in the current prospectus and statement of additional information of the Trust (including amendments) and in accordance with the Trust's Declaration of Trust, as amended, and By-laws governing the offering of its shares (collectively, the "Trust Documents"), the 1940 Act and the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), relating to regulated investment companies, and subject to such resolutions as from time to time may be adopted by the Trust's Board of Trustees, and provided that the Trust Documents are all furnished to the Subadviser, to develop, recommend and implement such investment program and strategy for the Fund as may from time to time be most appropriate to the achievement of the investment objectives of the Fund as stated in the aforesaid prospectuses, to provide research and analysis relative to the investment program and investments of the Fund, to determine what securities should be purchased and sold and to monitor on a continuing basis the performance of the portfolio securities of the Fund.

         (b) The Subadviser agrees to comply with the investment objective and policies as set out in the Fund's registration statement in providing its investment advisory services and to notify the Manager on a timely basis of any lapse in compliance with the objective and policies.

         (c) The Subadviser shall (i) comply with all reasonable requests of the Trust (through the Manager) for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission (the "SEC") and state securities commissions, and (ii) provide such other services as the Subadviser shall from time to time determine to be necessary or useful to the administration of the Fund.

         (d) The Subadviser shall furnish to the Manager for distribution to the Trust's Board of Trustees periodic reports on the investment performance of the Fund and on the performance of its obligations under this Interim Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

         (e) On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Subadviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Subadviser also may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the


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Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers. In no instance, however, will the Fund's assets be purchased from or sold to the Manager, the Subadviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Manager, the Subadviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

         (f) Consistent with U.S. securities laws, the Subadviser agrees to adopt written trade allocation procedures that are "fair and equitable" to its clients which are consistent with the investment policies set out in the prospectuses and statements of additional information (including amendments) of the Fund or as the Trust's Board of Trustees may direct from time to time. The Subadviser also agrees to effect securities transactions in client accounts consistent with the allocation system described in such written procedures, to keep accurate records of such transactions and to fully disclose such trade allocation procedures and practices to clients.

         (g) The Subadviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Manager with such information upon request of the Manager.

         (h) The investment advisory services provided by the Subadviser under this Interim Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Manager or the Trust.

         (i) The Subadviser shall promptly notify the Manager of any financial condition that is likely to impair the Subadviser's ability to fulfill its commitment under this Interim Agreement.

2. Delivery of Documents to the Manager. The Subadviser has furnished the Manager with copies of each of the following documents:

         (a) The Subadviser's current Form ADV and any amendments thereto, if applicable;

         (b)      The Subadviser's most recent audited balance sheet;

         (c) Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the custodian and the fund accounting agent of Trust assets for the Fund; and

         (d)      The Code of Ethics of the Subadviser as currently in effect.

         The Subadviser will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser will provide to the Manager such other documents relating to its services under this Interim Agreement as the Manager may reasonably


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request on a periodic basis. Such amendments or supplements as to items (a)
through (d) above will be provided within 30 days of the time such materials became available to the Subadviser.

3. Expenses. The Subadviser shall pay all of its expenses arising from the performance of its obligations under this Interim Agreement.

4. Compensation. The Manager shall pay to the Subadviser for its services hereunder, and the Subadviser agrees to accept as full compensation therefor, a fee with respect to the Fund as set forth on Schedule B. Such fees earned shall be maintained in an interest-bearing escrow account with the Trust's custodian or a bank. If a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) approves a new Subadvisory Agreement within 150 days following the date of this Interim Agreement, the amount in escrow (including interest earned) will be paid to the Subadviser. If a majority of the Fund's outstanding voting securities does not approve a new Subadvisory Agreement, the Subadviser will be paid from the escrow account the lesser of (i) any costs incurred in performing the Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned). Such fees shall be accrued daily on the basis of the value of the portion of the average daily net assets of the Fund as are then being managed by the Subadviser and shall be payable monthly. If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated accordingly.

5. Purchase and Sale of Securities. The Subadviser will determine the securities to be purchased or sold with respect to the portion of each Fund's portfolio assets being managed by it, and shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as described in section 1.(f) of this Interim Agreement and statements of additional information (including amendments) of the Fund. In providing the Fund with investment management and supervision, it is recognized that the Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research services furnished by brokers or dealers to the Subadviser for its use and to such other considerations as the Trust's Board of Trustees may direct or authorize from time to time.

         Nothing in this Interim Agreement shall be implied to prevent: (i) the Manager from engaging other subadvisers to provide investment advice and other services in relation to series of the Trust, or a portion of the portfolio assets of any such series, for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (ii) the Subadviser from providing investment advice and other services to other funds or clients.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Fund, any other series of the Trust or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Fund, any other series of the Trust or the Manager.


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6.       Term of Agreement. This Interim Agreement shall become effective on the date first written above or on such later date as the Acquisition may take place, and shall continue in effect, unless sooner terminated as provided herein, for a period not to exceed 150 days following such date, or until the majority of the Fund's outstanding voting securities approves a new Subadvisory Agreement with the Subadviser. This Interim Agreement is terminable at any time, by the Trust or by either party, without payment of any penalty, on not more than ten (10) days' written notice to the other parties. This Interim Agreement will be terminated automatically in the event of its assignment (as defined in the 1940 Act).

        All transactions already initiated hereunder at the time of termination shall be completed in accordance with the Subadviser's usual practice.

7. Amendments. This Interim Agreement may be amended by consent of the parties hereto provided that the consent of the Fund is obtained in accordance with the requirements of the 1940 Act.

8. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Fund. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Fund, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Fund.

9. Representations and Warranties. The Subadviser hereby represents and warrants as follows:

         (a) The Subadviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

         (b) The Subadviser has all requisite authority to enter into, execute, deliver and perform the Subadviser's obligations under this Interim Agreement;

         (c) The Subadviser's performance of its obligations under this Interim Agreement does not conflict with any law, regulation or order to which the Subadviser is subject; and

         (d) The Subadviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Fund ("Registration Statement"), and (ii) the Fund's prospectus and statement of additional information (including amendments) thereto, in each case in the form received from the Manager with respect to the disclosure about the Subadviser and the Fund of which the Subadviser has knowledge ("Subadviser and Fund Information") and except as advised in writing to the Manager such Registration Statement,


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prospectus and statement of additional information (including amendments)
contain, as of their respective dates, no untrue statement of any material fact of which the Subadviser has knowledge and do not omit any statement of a material fact of which the Subadviser has knowledge which was required to be stated therein or necessary to make the statements contained therein not misleading.

10. Covenants. The Subadviser hereby covenants and agrees that, so long as this Interim Agreement shall remain in effect:


         (a) The Subadviser shall maintain the Subadviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

         (b) The Subadviser's performance of its obligations under this Interim Agreement shall not conflict with any law, regulation or order to which the Subadviser is then subject;

         (c) The Subadviser shall at all times comply with the Advisers Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectuses and statements of additional information (including amendments) and with any applicable procedures adopted by the Trust's Board of Trustees, provided that such procedures are substantially similar to those applicable to similar funds for which the Trust's Board of Trustees is responsible and that such procedures are identified in writing to the Subadviser;

         (d) The Subadviser shall promptly notify the Manager and the Fund upon the occurrence of any event that might disqualify or prevent the Subadviser from performing its duties under this Interim Agreement. The Subadviser shall promptly notify the Manager and the Fund if there are any changes to its organizational structure or the Subadviser has become the subject of any adverse regulatory action imposed by any regulatory body or self-regulatory organization. The Subadviser further agrees to notify the Manager of any changes relating to it or the provision of services by it that would cause the Registration Statement, prospectuses or statements of additional information (including amendments) for the Fund to contain any untrue statement of a material fact or to omit to state a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Subadviser and Fund Information;

         (e) The Subadviser will manage the portion of the Fund's portfolio assets for which it serves as subadviser under this Interim Agreement in a manner consistent with the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code; and

         (f) The Subadviser shall exercise its powers and discharge its duties as adviser honestly, in good faith and in the best interests of the Fund and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances; provided, that if it has fulfilled its standard of care obligation, the Subadviser will not be liable


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for any loss sustained by reason of the adoption or implementation of any investment objective or policy or the purchase, sale or retention of any portfolio investment by and on behalf of the Fund.

11.      Use of Names.

         (a) The Subadviser acknowledges and agrees that the names Ivy Fund and Ivy Management, Inc., and abbreviations or logos associated with those names, are the valuable property of the Manager and its affiliates; that the Fund, the Manager and their affiliates have the right to use such names, abbreviations and logos; and that the Subadviser shall use the names Ivy Fund and Ivy Management, Inc., and associated abbreviations and logos, only in connection with the Subadviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Subadviser agrees to obtain prior written approval from the Manager before using or referring to Ivy Fund, and Ivy Management, Inc., or the Fund or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Subadviser from referring to the performance of the Fund in the Subadviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Fund, as those terms are used in the rules, regulations and guidelines of the SEC and the National Association of Securities Dealers, Inc.

         (b) The Subadviser acknowledges that the Fund and its agents may use the "Cundill" and "Peter Cundill" names in connection with accurately describing the activities of the Fund, including use with marketing and other promotional and informational material relating to the Fund. The Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

         (c) The Subadviser acknowledges that the Fund and its agents may use the "Cundill" name in conjunction with accurately describing the activities of the Fund, including use with marketing and other promotional materials relating to the Fund with prior written approval always of the Subadviser. In the event that the Subadviser shall cease to be the Manager's subadviser of the Fund, then the Fund at its own or the Manager's expense, upon the Subadviser's written request: (i) shall cease to use the Subadviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions which may be necessary or desirable to effect the foregoing and to reconvey to the Subadviser all rights which the Fund may have to such name. The Manager agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and the Subadviser agrees to allow the Fund and their agents a reasonable time to effectuate the foregoing.

         (d) The Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

12. Reports by the Subadviser and Records of the Fund. The Subadviser shall furnish the Manager reports concerning transactions and performance of the Fund, including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually


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

agreed. The Subadviser shall permit the financial statements, books and records with respect to the Fund to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Trust any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's Registration Statement.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of the Fund. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

13. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager, the Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as subadviser of the Fund (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Fund or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's Registration Statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement or
(3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1940 Act; provided, however, that in no case is the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Interim Agreement.


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

         The Manager agrees to indemnify and hold harmless the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Fund (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Fund or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Manager's indemnity in favor of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Interim Agreement.

14. Assignment by the Subadviser. This Interim Agreement shall not be assigned by the Subadviser to any other person or company without the Manager's prior written consent.

15. Jurisdiction. The Subadviser irrevocably submits to the jurisdiction of any state or U.S. federal court sitting in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this proposal and the agreement contemplated herein. The Subadviser irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Subadviser agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Subadviser, and may be enforced to the extent permitted by applicable law in any court of the jurisdiction of which the Subadviser is subject by a suit upon such judgment, provided that service of process is effected upon the Subadviser in the manner specified in the following paragraph or as otherwise permitted by law.

        As long as the agreement contemplated herein remains in effect, the Subadviser will at all times have an authorized agent in the Commonwealth of Massachusetts upon whom process may be served in any legal action or proceeding in a state or U.S. federal court sitting in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this proposal or the agreement contemplated herein. The Subadviser hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at


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

2 Oliver Street, Boston, MA 02019 (or at such other address in the Commonwealth of Massachusetts, as said agent may designate by written notice to the Subadviser and the Manager). The Subadviser hereby consents to the process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Subadviser set forth in Section 16 below or to any other address of which the Subadviser shall have given written notice to the Manager. The Subadviser irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Subadviser in any suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Subadviser.

         Nothing in this Section 15 shall affect the right of the Manager to serve process in any manner permitted by law or limit the right of the Manager to bring proceedings against the Subadviser in the courts of any jurisdiction or jurisdictions.

16. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

                  If to the Manager:       IVY MANAGEMENT, INC.
                                           Via Mizner Financial Plaza
                                           700 South Federal Highway
                                           Boca Raton, FL 33432, U.S.A.
                                           Attention: Keith J. Carlson

                  If to the Trust:         IVY FUND
                                           Via Mizner Financial Plaza
                                           700 South Federal Highway
                                           Boca Raton, FL 33432, U.S.A.
                                           Attention: Keith J. Carlson

                  If to the Subadviser:    PETER CUNDILL & ASSOCIATES, INC.
                                           PO Box 50133
                                           Santa Barbara, CA 93108 USA
                                           Attn: Brian L. McDermott

                                           With a copy to:
                                           Cundill Investment Research Ltd.
                                           1200 1100 Melville Street
                                           Vancouver, British Columbia V6E 4A6
                                           Attn: Mr. Andrew C. Parkinson


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

17. Limitation of Liability of the Trust, its Trustees, and Shareholders. It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

18. Governing Law. This Interim Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, this Interim Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

19. Severability. Should any part of this Interim Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Interim Agreement shall not be affected thereby. This Interim Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

20. Counterparts. This Interim Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

         IN WITNESS WHEREOF, Ivy Management, Inc. and Peter Cundill & Associates, Inc. have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.


                                       IVY MANAGEMENT, INC.


                                       By: /s/ James W. Broadfoot
                                           -----------------------------------
                                           Title: President


                                       PETER CUNDILL & ASSOCIATES, INC.

                                       By: /s/ Andrew C. Parkinson
                                           -----------------------------------
                                           Title: Treasurer

                                   SCHEDULE A
                    TO INTERIM SUBADVISORY AGREEMENT BETWEEN
            IVY MANAGEMENT, INC. AND PETER CUNDILL & ASSOCIATES, INC.
                              DATED APRIL 18, 2001

                       -----------------------------------


Fund:

IVY CUNDILL VALUE FUND - 100% of Fund's net assets

                                   SCHEDULE B
                    TO INTERIM SUBADVISORY AGREEMENT BETWEEN
            IVY MANAGEMENT, INC. AND PETER CUNDILL & ASSOCIATES, INC.
                              DATED APRIL 18, 2001

                       -----------------------------------


Fee schedule:

Fund Net Assets (U.S. $millions)                  Advisory Fee Annual Rate
--------------------------------                  ------------------------
All Net Assets                                    0.50%


Fees are subject to renegotiation based on assets under management.